Exhibit 10.1

SEPARATION AGREEMENT

BY AND AMONG

CASH AMERICA INTERNATIONAL, INC.

AND

ENOVA INTERNATIONAL, INC.

Dated as of                     , 2012

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is entered into as of                     , 2012, by and between Cash America International, Inc., a Texas corporation (“Parent”), and Enova International, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Enova” and, together with Parent, the “parties”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article I hereof.

RECITALS

WHEREAS, Parent is the holder of all of the equity interests in Enova;

WHEREAS, Parent has determined that for corporate non-tax business purposes it is desirable to separate Enova from Parent;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are entering into the other Transaction Agreements (as defined below);

WHEREAS, promptly following the execution of the Transaction Agreements, Enova will undertake an initial public offering (the “IPO”) of its common stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, and the IPO Prospectus (as defined below) included therein;

WHEREAS, immediately following consummation of the IPO, Parent will own at least 80% of the Enova Common Stock;

WHEREAS, as of the date hereof it is the intention, but not the obligation, of Parent and Enova to sell or issue, as applicable, additional shares of Enova Common Stock at an undetermined future date or dates in one or more transactions such that Parent would thereafter own less than 50% of the Enova Common Stock; and

WHEREAS, the parties intend that this Agreement, together with the other Transaction Agreements, will set forth the principal arrangements between them regarding the IPO and their operations thereafter.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

The following terms used in this Agreement are defined as set forth below or in the sections indicated, as applicable:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding, or investigation by or before any federal, state, provincial, territorial, local, foreign, or international Governmental Authority or any arbitration or mediation tribunal.

“Agreement” has the meaning given such term in the Preamble.

“Association” has the meaning set forth in Section 5.1(b).

“Business” means either the Parent Business or the Enova Business, as the context requires.

“Business Day” means a day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Texas or the State of Illinois are authorized or obligated by Law to close.

“Claims Administration” means the processing of claims made under the Insurance Policies, including the reporting of claims to the insurance carrier, management, and defense of claims and providing for appropriate releases upon settlement or final adjudication of claims.

“Claims Handling Agreement” means any third party administrator or claims handling agreement of any kind or nature to which any member of either Group is directly or indirectly a party, in effect as of the date hereof, related to the handling of Insured Enova Claims.

“Commission” means the U.S. Securities and Exchange Commission.

“Confidential Information” has the meaning set forth in Section 6.9(a).

“Contract” means any contract, agreement, lease, license, letter of intent, order, instrument, or other commitment that is binding on any Person or any part of its property under applicable Law.

“Credit Agreement” means the Credit Agreement in the amount of $450 million executed by Enova, as borrower, and Parent, as lender, on April 12, 2012.

“Credit Underwriting Services Agreement” means the Credit Underwriting Services Agreement, dated as of the date hereof, between Parent and Enova.

“Deconsolidation Event” means the occurrence of an event or transaction which will cause Parent to own less than 50% of the Enova Common Stock or will otherwise permit Parent to account for its investment in Enova using the equity method of accounting and to not continue to consolidate Enova’s results of operations with Parent’s consolidated results of operations, in each case as may be determined by Parent in its sole discretion.

“Dispute” has the meaning set forth in Section 5.1(a).

“Dispute Resolution Commencement Date” has the meaning set forth in Section 5.1(a).

“Effective Date” has the meaning set forth in Section 2.1.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of the date hereof, between Parent and Enova.

“Enova” has the meaning given such term in the Preamble.

“Enova Auditors” has the meaning set forth in Section 6.6(a).

“Enova Books and Records” means originals or true and complete copies thereof, including electronic copies (if available), of (a) all minute books, corporate charters and bylaws, or comparable constitutive documents, records of share issuances, and related corporate records, of the Enova Group; (b) all books and records primarily relating to (i) Persons who are employees of the Enova Group as of the Effective Date, (ii) the purchase of materials, supplies and services for the Enova Business, and (iii) dealings with customers of the Enova Business; and (c) all files relating to any Action that relates to, or could relate to or result in, an Enova Liability; except that no portion of the Parent Books and Records shall be included in the “Enova Books and Records.”

“Enova Business” means the business and operations conducted by Enova and the members of the Enova Group (whether conducted independently or in association with one or more third parties through a partnership, joint venture, or other mutual enterprise), prior to, on, or after the Effective Date.

“Enova Common Stock” means the common stock, par value $0.00001 per share, of Enova.

“Enova Debt Obligations” means all Indebtedness of Enova or any other member of the Enova Group, including the Intercompany Advances.

“Enova Environmental Liabilities” means all Liabilities arising under or relating to any Environmental Law to the extent, as between the Parent Group and the Enova Group, such Liabilities relate to, arise out of, or result from (a) the ownership, operation, or conduct of the Enova Business at any time prior to, on, or after the Effective Date except for those Liabilities included in clause (b) of the definition of “Parent Environmental Liabilities,” or (b) any properties or assets owned, leased, used, or held for use in connection with any terminated, divested, or discontinued business or other activities which, at the time of such termination, divestiture, or discontinuation, related to the Enova Business as then conducted. It is understood that, consistent with the foregoing, Enova Environmental Liabilities shall include all Liabilities arising under or relating to any Environmental Law attributable to (a) any investigation or remediation activities pertaining to environmental matters and involving any property held, owned, leased, used or occupied by the Enova Group; and (b) the transportation, treatment, storage, or disposal of waste generated by the operations of members of the Enova Group, including liability under CERCLA or a comparable law allocated by the applicable Governmental Authority or potentially responsible party liability allocation group, as appropriate, to members of the Enova Group.

“Enova Group” means Enova, each current and former subsidiary of Enova, and each Person that becomes a subsidiary of Enova after the Effective Date.

“Enova Indemnitees” has the meaning assigned to that term in Section 3.3.

“Enova Liabilities” means (without duplication):

(a) any and all Liabilities that are expressly contemplated by this Agreement or any Transaction Agreement to be assumed by Enova or any other member of the Enova Group, and all agreements, obligations, and Liabilities of any member of the Enova Group under the Transaction Agreements;

(b) all Liabilities (other than Taxes that are not treated as liabilities of Enova under the Tax Sharing Agreement) primarily relating to, arising out of, or resulting from the operation of the Enova Business, as conducted at any time prior to, on, or after the Effective Date including:

(i) any Liability relating to, arising out of, or resulting from any act or failure to act by any director, officer, employee, agent, or representative of Enova (whether or not such act or failure to act is or was within such Person’s authority);

(ii) any Enova Environmental Liabilities;

(iii) the Enova Debt Obligations; and

(iv) any Liability arising under or relating to a claim made against Enova by an Enova stockholder in its capacity as such (other than Parent) other than a claim for which Parent and the Parent Group have agreed to indemnify Enova and the Enova Group pursuant to Section 3.3(d) hereof;

Notwithstanding the foregoing, the Enova Liabilities shall not include the Parent Liabilities.

“Enova Public Documents” has the meaning set forth in Section 6.5.2(d).

“Enova Voting Stock” has the meaning set forth in Section 6.5.1.

“Environmental Law” means any and all Laws or determinations of any Governmental Authority (including common or civil, as applicable, law duties established by courts) pertaining to pollution or the protection of the environment, natural resources, or plant or animal species or the remediation of contamination, including Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, radioactive, or toxic materials or wastes into ambient or indoor air, surface water, ground water, or lands or otherwise relating to the treatment, storage, disposal, transportation, or release into the environment of pollutants, contaminants, or chemical, industrial, hazardous, radioactive, or toxic materials or wastes, in any jurisdiction, federal, state, provincial, territorial, municipal, local, or foreign, in which the Parent Business or Enova Business is or has operated; including, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Superfund Amendments Reauthorization Act, 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., other similar Laws or decrees in non-U.S. jurisdictions, and all other environmental conservation and protection Laws otherwise applicable to the Parent Business or Enova Business, whether federal, state, provincial, territorial, municipal, local, or foreign, and the regulations promulgated thereto, as each has been and may be amended and supplemented from time to time, provided, however, that Environmental Laws shall not include Laws pertaining primarily to workplace safety, such as, without limitation, the Occupational Safety and Health Act 29 U.S.C. 651 et seq., except to the extent such Laws govern environmental conditions, including the management of asbestos-containing materials, or employee exposure or potential exposure to pollutants, contaminants, or chemical, industrial, hazardous, radioactive, or toxic materials or wastes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Approvals” means any notices, reports, or other filings to be made with, or any consents, registrations, approvals, licenses, permits, or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any nation or government, any state, province, territory, city, municipal entity, or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative, or regulatory agency, branch, division, department, authority, instrumentality, commission, board, bureau, or similar body, whether federal, state, provincial, territorial, municipal, local, or foreign.

“Group” means either the Parent Group or the Enova Group, as the context requires.

“Indebtedness” of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of indebtedness of others, (h) all capital lease obligations of such Person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding daily cash overdrafts associated with routine cash operations.

“Indemnifying Party” has the meaning set forth in Section 3.4(a).

“Indemnitee” has the meaning set forth in Section 3.4(a).

“Indemnity Payment” has the meaning set forth in Section 3.4(a).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic, or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, reserves, employee, or business information or data.

“Insurance Administration” means with respect to each Insurance Policy, (a) the accounting for retrospectively-rated premiums, defense costs, indemnity payments, deductibles, and retentions as appropriate under the terms and conditions of such Insurance Policies, (b) the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence or aggregate limits of such Insurance Policy to be exceeded, and (c) the distribution of Insurance Proceeds as contemplated by this Agreement.

“Insurance Proceeds” means those monies (a) received by an insured from an insurance carrier, or (b) paid by an insurance carrier on behalf of the insured; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

“Insured Claims” means any claim with respect to those Losses that, individually or in the aggregate, are covered within the terms and conditions of any of the Insurance Policies, whether or not subject to deductibles, coinsurance, uncollectibility, or retrospectively-rated premium adjustments, but only to the extent that such Losses are within applicable Insurance Policy limits, including aggregates.

“Insured Enova Claims” means any claim with respect to any Loss, damage, or injury that occurred prior to the Effective Date that is against any member of the Enova Group or any director, officer, or employee of any member of the Enova Group; provided, that in the case of any such claim or any claims identified in (a) through (c) below, such Loss, damage, or injury (including costs of defense and reasonable attorneys’ fees) are or may be insured under one or more of the Insurance Policies. Insured Enova Claims include (a) claims for property or casualty damage or any other Loss with respect to assets of Enova, (b) claims against any member of the Enova Group whether or not the Enova Group has or has assumed liability for such claims under any Transaction Agreement, and (c) claims against any member of the Parent Group to the extent any member of the Enova Group has liability for such claims under any Transaction Agreement.

“Insurance Policy” means insurance policies and insurance contracts of any kind that as of the effective date of this Agreement are or have been owned or maintained by, or provide a benefit in favor of, any member of either Group or any of its predecessors, including primary, umbrella, and excess comprehensive general liability policies, automobile insurance policies, employment practices insurance policies, business travel accident insurance policies, worker’s compensation insurance policies, property, casualty, and business interruption insurance policies, fiduciary insurance policies, and directors’ and officers’ liability insurance policies (including any such policy for directors and officers liability that has been purchased to provide occurrence coverage for both continuing and former directors, officers, and employees for claims arising from or relating to events, occurrences, or other matters prior to such date that the IPO Registration Statement (as defined below) is declared effective by the Commission). The term “Insurance Policy” expressly excludes any insurance policies relating to any employee benefits plans, but only to the extent the inclusion of such insurance policies hereunder would be inconsistent with the Employee Matters Agreement.

“Intercompany Advances” means the intercompany advances and any other intercompany debt issued to the Parent or any member of the Parent Group by Enova or any member of the Enova Group that are outstanding as of the IPO Closing Date including any then accrued and unpaid interest, charges and fees payable in connection therewith as of the IPO Closing Date, including such advances or debt pursuant to the Credit Agreement.

“IPO” has the meaning given such term in the Recitals.

“IPO Closing Date” means the first date on which Enova will deliver the Common Stock to be issued in the IPO to or as instructed by the representative of the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to such representative of the Underwriters against payment of the purchase price by the Underwriters in federal (same day immediately available) funds by wire transfer to an account specified by Enova to the representative of the Underwriters, or at such other time or place on the same or such other date as the representative of the Underwriters and Enova determine.

“IPO Prospectus” means the prospectus included in the IPO Registration Statement, including any prospectus subject to completion, final prospectus, or any supplement to or amendment of any of the foregoing.

“IPO Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-176844) of Enova filed with the Commission pursuant to the Securities Act, in the form declared effective by the Commission, registering the shares of Enova Common Stock to be issued in the IPO, together with all amendments thereto.

“Law” means any law (statutory, common, or otherwise), statute, constitution, ordinance, code, rule, regulation, order, writ, judgment, injunction, or decree of any Governmental Authority, each as amended.

“Liabilities” shall mean any and all Indebtedness, liabilities, and obligations of any nature, whether accrued, fixed or contingent, mature or inchoate, known or unknown, foreseeable or unforeseeable, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any Law, any Action, or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any Contract.

“Losses” shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs, and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements, and compromises relating thereto, and attorneys’, accountants’, consultants’, and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding losses that are special, indirect, derivative, or consequential, lost profits, or punitive damages (other than punitive damages awarded to any third party against an Indemnified Party).

“Marketing and Customer Referral Agreement” means the Marketing and Customer Referral Agreement, dated as of the date hereof, between Parent and Enova.

“NYSE” means the New York Stock Exchange, Inc.

“Panel” has the meaning given such term in Section 5.1(b)(ii).

“Parent” has the meaning given such term in the Preamble.

“Parent’s Auditors” means Parent’s independent certified public accountants.

“Parent Books and Records” means originals or true and complete copies thereof, including electronic copies (if available), of (a) minute books, corporate charters and bylaws, or comparable constitutive documents, records of share issuances, and related corporate records, of the Parent Group; (b) all books and records primarily relating to (i) Persons who are employees of the Parent Group as of the Effective Date, (ii) the purchase of materials, supplies, and services for the Parent Business, and (iii) dealings with customers of the Parent Business; and (c) all files relating to any Action the Liability with respect to which is a Parent Liability.

“Parent Business” means any business of Parent and any member of the Parent Group (whether conducted independently or in association with one or more third parties through a partnership, joint venture, or other mutual enterprise), other than the Enova Business.

“Parent Disclosure Portions” means all material set forth in the IPO Registration Statement or the IPO Prospectus to the extent relating exclusively to (a) the Parent Group, and (b) the Parent Business, in each case furnished by Parent to Enova specifically for use therein. The parties hereby acknowledge that the only information that Parent has furnished to Enova expressly for use in the IPO Registration Statement or any IPO Prospectus (or any amendment or supplement thereto) are the statements set forth set forth under the caption “Prospectus summary—Our Relationship with Cash America,” under the caption “Executive Compensation” under the subheadings “Compensation Discussion and Analysis—2011 Compensation,” “Compensation Discussion and Analysis—Compensation Prior to 2011 Related to the CashNetUSA Long-Term Incentive Plans,” and in the fourth and sixth paragraphs under the caption “Our relationship with Cash America—Cash America as a Continuing Stockholder” in the Prospectus, only insofar as such statements relate specifically to the business or activities of the Parent (excluding the Company and the Company’s Subsidiaries).

“Parent Environmental Liabilities” means all Liabilities arising under or relating to Environmental Law to the extent, as between the Parent Group and the Enova Group, such Liabilities relate to, arise out of or result from: (a) the ownership, operation, or conduct of the Parent Business at any time prior to, on, or after the Effective Date except for those Liabilities included in clause (b) of the definition of “Enova Environmental Liabilities,” or (b) any properties or assets owned, leased, used, or held for use in connection with any terminated, divested, or discontinued business or other activities which, at the time of such termination, divestiture, or discontinuation, related to the Parent Business as then conducted. It is understood that, consistent with the foregoing, Parent Environmental Liabilities shall include all Liabilities arising under or relating to Environmental Law attributable to (a) any investigation or remediation activities pertaining to environmental matters and involving any property held, owned, leased, used or occupied by the Parent Group and (b) the transportation, treatment, storage, or disposal of waste generated by the operations of members of the Parent Group, including liability under CERCLA or a comparable law allocated by the applicable Governmental Authority or potentially responsible party liability allocation group, as appropriate, to members of the Parent Group.

“Parent Group” means Parent, each current and former subsidiary of Parent (other than any member of the Enova Group), and each Person that becomes a subsidiary of Parent after the Effective Date.

“Parent Indemnitees” has the meaning set forth in Section 3.2.

“Parent Liabilities” means (a) any and all Liabilities that are expressly contemplated by this Agreement or any Transaction Agreement as Liabilities to be retained or assumed by Parent or any other member of the Parent Group, (b) all agreements, obligations, and Liabilities of any member of the Parent Group under this Agreement or any Transaction Agreement, (c) any liability arising under or relating to a claim made against Parent by a Parent shareholder in its capacity as such, and (d) any Liability of any member of the Parent Group other than the Enova Liabilities.

“Parent Public Filings” has the meaning set forth in Section 6.5.3(c).

“parties” has the meaning given such term in the Preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a Governmental Authority.

“Privilege” has the meaning set forth in Section 6.8(a).

“reasonable best efforts” means a Person’s good faith best efforts to achieve such goal as soon as reasonably practicable and consistent with reasonable commercial practice and without payment of any assignment, consent, or similar fee requested by any Person or the incurrence of unreasonable expense or hardship, and/or the requirement to engage in litigation.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between Parent and Enova.

“Regulation S-K” means Regulation S-K of the General Rules and Regulations promulgated by the Commission pursuant to the Securities Act.

“Regulation S-X” means Regulation S-X of the General Rules and Regulations promulgated by the Commission pursuant to the Securities Act.

“Related Parties” means the officers, directors, employees, agents, contractors, successors and assigns of a party hereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Separation” means the contribution to Enova of the capital stock of the subsidiaries owned by Parent through which Parent has engaged in its online financial services business prior to the contribution in exchange for 33 million shares of Enova Common Stock, the transactions contemplated by this Agreement and the Transaction Agreements and the IPO.

“Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of the date hereof, between Parent and Enova.

“Taxes” has the meaning set forth in the Tax Sharing Agreement.

“Third Party Claim” has the meaning set forth in Section 3.5(a).

“Third Party Proceeds” has the meaning set forth in Section 3.4(a).

“Transaction Agreements” has the meaning set forth in Section 2.3.

“Transition Services Agreement” means the Transition Services Agreement, dated as of the date hereof, between Parent and Enova.

“Underwriters” means the several underwriters of the IPO named in the Underwriting Agreement.

“Underwriting Agreement” has the meaning set forth in Section 4.1(b).

ARTICLE II

SEPARATION AND RELATED TRANSACTIONS

2.1 Effective Date. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective date of this Agreement and of each action in connection with this Agreement shall mean the time immediately prior to the IPO Closing Date, or such other date as may be fixed by Parent (the “Effective Date”).

2.2 Payment. Enova shall pay to Parent from the cash proceeds remaining from the IPO after payment of all expenses associated therewith a cash amount equal to the net proceeds Enova receives from the IPO for the repayment to Parent of a portion of the Intercompany Advances, as set forth in Section 4.2, the Credit Agreement and the IPO Prospectus under the heading, “Use of Proceeds.”

2.3 Transaction Agreements. On or prior to the Effective Date, Parent and Enova shall execute and deliver (or shall cause the appropriate members of their respective Groups to execute and deliver, as applicable) the agreements between them designated as follows:

(a) the Transition Services Agreement;

(b) the Employee Matters Agreement;

(c) the Tax Sharing Agreement;

(d) the Registration Rights Agreement;

(e) the Credit Underwriting Services Agreement;

(f) the Marketing and Customer Referral Agreement; and

(g) such other agreements, documents or instruments as the parties may agree are necessary or desirable and which specifically state that they are Transaction Agreements within the meaning of this Agreement.

The agreements described and set forth in this Section 2.3 shall be collectively, and together with this Agreement, the Credit Agreement and the Underwriting Agreement, referred to as the “Transaction Agreements.” To the extent such other documents referenced in Section 2.3(g) are not executed and delivered on the Effective Date, they shall be executed and delivered as soon as practicable thereafter and (except as otherwise provided therein) shall be effective as of the Effective Date.

ARTICLE III

MUTUAL RELEASES; INDEMNIFICATION

3.1 Mutual Release of Pre-IPO Closing Date Claims.

(a) Enova Release. Except as expressly provided in the Transaction Agreements, effective as of the Effective Date, Enova does hereby, for itself and each other member of the Enova Group and their Related Parties, remise, release, and forever discharge Parent, each member of the Parent Group and their respective Related Parties, from any and all Liabilities whatsoever to Enova and each other member of the Enova Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Date, including in connection with the transactions and all other activities to implement the Separation and the IPO.

(b) Parent Release. Except as expressly provided in the Transaction Agreements, effective as of the Effective Date, Parent does hereby, for itself and each other member of the Parent Group and their respective Related Parties, remise, release, and forever discharge Enova, each member of the Enova Group and their respective Related Parties, from any and all Liabilities whatsoever to Parent and each other member of the Parent Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Date, including in connection with the transactions and all other activities to implement the Separation and the IPO.

(c) Surviving Liabilities. Nothing contained in Section 3.1(a) or 3.1(b) shall impair, limit, or otherwise affect, any right or obligation of any Person pursuant to or contemplated by this Agreement, any Transaction Agreement, or any agreements, arrangements, commitments, or understandings that are specified in, or are contemplated to continue pursuant to, any Transaction Agreement. Furthermore, nothing contained in Section 3.1(a) or 3.1(b) shall release any Person from:

(i) any Liability, contingent or otherwise, assumed, transferred, assigned, or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any Group of which such Person is a member under, this Agreement or any Transaction Agreement;

(ii) any Liability for unpaid amounts for the sale, lease, construction, or receipt of goods, property, or services purchased, obtained, or used in the ordinary course of business by a member of one Group from a member of any other Group prior to or after the Effective Date;

(iii) any Liability for unpaid amounts for products or services or refunds owing on products or services for work done by a member of one Group at the request or on behalf of a member of another Group prior to or after the Effective Date;

(iv) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement or any other Transaction Agreement, which Liability shall be governed by the provisions of this Article III and, if applicable, the appropriate provisions of such Transaction Agreement; or

(v) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 3.1.

(d) Agreement to Make No Claims. Except as provided in this Article III, Enova shall not make, and shall not permit any member of the Enova Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Parent or any member of the Parent Group, or any other Person released pursuant to Section 3.1(a), with respect to any Liabilities released pursuant to Section 3.1(a). Except as provided in this Article III, Parent shall not make, and shall not permit any member of the Parent Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Enova or any member of the Enova Group, or any other Person released pursuant to Section 3.1(b), with respect to any Liabilities released pursuant to Section 3.1(b).

(e) Further Assurances. Except as expressly set forth in this Section 3.1, it is the intent of each of Parent and Enova by virtue of the provisions of this Section 3.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Effective Date, between or among Enova or any member of the Enova Group, on the one hand, and Parent or any member of the Parent Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Effective Date). At any time, at the request of the other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

3.2 Indemnification by Enova. Except as provided in this Article III, the Enova Group shall indemnify, defend, and hold harmless Parent, each member of the Parent Group and their respective Related Parties (collectively, the “Parent Indemnitees”), from and against any and all Losses of the Parent Indemnitees relating to, arising out of, or resulting from any of the following (without duplication):

(a) the Enova Liabilities, including the failure of Enova or any other member of the Enova Group or any other Person to pay, perform, or otherwise promptly discharge any Enova Liabilities in accordance with their respective terms, whether prior to or after the Effective Date;

(b) the Enova Business;

(c) any breach by Enova or any member of the Enova Group of this Agreement or any of the Transaction Agreements;

(d) the failure by Enova or any other member of the Enova Group to perform, or the breach by Enova or any other member of the Enova Group of any term of, any Contract made by Enova or any other member of the Enova Group for which Parent has guaranteed the performance of Enova or any other member of the Enova Group, including Parent’s guarantee of obligations to third-party lenders under Enova’s credit service organization and finance brokerage programs, and the obligations of Enova and any other member of the Enova Group under the leases covering leased premises, and all other guarantees of obligations of Enova and any other member of the Enova Group made by Parent or any member of the Parent Group for the benefit of Enova and the Enova Group prior to the Effective Date, unless the failure or breach by Enova or any member of the Enova Group under the applicable Contract that leads to the enforcement or attempted enforcement of the Parent or a Parent Group Member’s guarantee obligations thereunder results solely from any act or failure to act by Parent or any member of the Parent Group; and

(e) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to all information (i) contained in the IPO Registration Statement or any IPO Prospectus (other than the Parent Disclosure Portions), (ii) contained in any public filings made by Enova with the Commission following the IPO Closing Date, and (iii) provided by Enova to Parent specifically for inclusion in Parent’s annual or quarterly reports required to be filed with the Commission following the IPO Closing Date.

3.3 Indemnification by Parent. Except as provided in this Article III, the Parent Group shall indemnify, defend, and hold harmless Enova, each member of the Enova Group, and their Related Parties (collectively, the “Enova Indemnitees”), from and against any and all Losses of the Enova Indemnitees relating to, arising out of, or resulting from any of the following (without duplication):

(a) the Parent Liabilities, including the failure of Parent or any other member of the Parent Group or any other Person to pay, perform, or otherwise promptly discharge any Parent Liabilities, in accordance with their respective terms, whether prior to or after the Effective Date;

(b) the Parent Business;

(c) any breach by Parent or any member of the Parent Group of this Agreement or any of the Transaction Agreements;

(d) the failure by Parent or any other member of the Parent Group to perform, or the breach by Parent or any other member of the Parent Group of any term of, any Contract made by Parent or any other member of the Parent Group for which Enova has guaranteed the performance of Parent or any other member of the Parent Group, including Enova’s guarantee of Parent’s obligations under Parent’s senior note and credit facilities and any other guarantees of obligations of Parent and any other member of the Parent Group made by Enova or any member of the Enova Group for the benefit of Parent and the Parent Group prior to the Effective Date, unless the failure or breach by Parent or any member of the Parent Group under the applicable Contract that leads to the enforcement or attempted enforcement of Enova or an Enova Group member’s guarantee obligations thereunder results solely from any act or failure to act by Enova or any member of the Enova Group; and

(e) with respect to all information contained in the Parent Disclosure Portions, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.4 Indemnification Obligations Net of Insurance Proceeds and Third Party Proceeds.

(a) The parties intend that any Loss subject to indemnification or reimbursement pursuant to this Article III will be net of (i) Insurance Proceeds that actually reduce the amount of, or are paid to the applicable Indemnitee in respect of, such Loss or (ii) other amounts recovered from any third party that actually reduce the amount of, or are paid to the applicable Indemnitee in respect of, such Loss (“Third Party Proceeds”). Accordingly, the amount which any party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification or reimbursement under this Article III (an “Indemnitee”) will be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Loss. If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives Insurance Proceeds or Third Party Proceeds in respect of such Loss, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if such Insurance Proceeds or Third Party Proceeds recovery had been received, realized, or recovered before the Indemnity Payment was made.

(b) An insurer who would otherwise be obligated to pay any claims shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a “windfall” (i.e., a benefit they would not be entitled to receive in the absence of these indemnification provisions) by virtue of the indemnification provisions herein. Nothing contained in this Agreement or any Transaction Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds or Third Party Proceeds.

3.5 Procedures for Indemnification of Third Party Claims.

(a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Parent Group or the Enova Group of any claims or of the commencement by any such Person of any Action (collectively, a “Third Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to this Article III, such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 3.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

(b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third Party Claim for which indemnification is available under this Article III. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 3.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of a Third Party Claim for which indemnification is available under this Article III but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

(c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim for which indemnification is available under this Article III, or fails to notify an Indemnitee of its election as provided in Section 3.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

(d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim for which indemnification is available under this Article III in accordance with the terms of this Agreement, no Indemnitee may settle or compromise such Third Party Claim without the consent of the Indemnifying Party.

(e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of an Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order, or any monetary or nonmonetary relief to be entered, directly or indirectly, against such Indemnitee.

(f) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim under this Article III, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense, or claim relating to such Third–Party Claim against any claimant or plaintiff asserting such Third–Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense, or claim. In the event of an Action for which indemnification is available under this Article III in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant or to add the Indemnifying Party as a named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section 3.5 and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, reasonable attorneys’ and experts’ fees, and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the costs of any interest or penalties relating to any judgment or settlement.

3.6 Additional Matters.

(a) With respect to any Third Party Claim that implicates both Enova and Parent in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in this Agreement or any of the Transaction Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege, joint defense or other privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.

(b) Except with respect to matters pertaining solely to, or solely in connection with, the Enova Business, Parent may, in its sole discretion, have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions pending at the IPO Closing Date relating to or arising in connection with, in any manner, the Enova assets or the Enova Liabilities if Parent or a member of the Parent Group is named as a party thereto; provided, however, that Parent must obtain the written consent of Enova, such consent not to be unreasonably withheld, to settle or compromise or consent to the entry of judgment with respect to such Action. After any such compromise, settlement, consent to entry of judgment or entry of judgment, Parent shall reasonably and fairly allocate to Enova and Enova shall be responsible for Enova’s proportionate share of any such compromise, settlement, consent or judgment attributable to the Enova Business, the Enova assets or the Enova Liabilities, including its proportionate share of the costs and expenses associated with defending same.

(c) Any claim under this Article III on account of a Loss which does not result from a Third–Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement.

(d) The provisions of Sections 3.2 through 3.6 shall not apply with respect to indemnification or indemnification procedures concerning Taxes (which are governed exclusively by the Tax Sharing Agreement), or services provided under the Transition Services Agreement (which are governed exclusively by the Transition Services Agreement).

3.7 Remedies Cumulative. The remedies provided in this Article III shall be cumulative and, subject to the provisions of Article VI, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

3.8 Survival of Indemnities. The rights and obligations of each of Parent and Enova and their respective Indemnitees under this Article III shall survive the sale or other transfer by any such party of any assets or businesses or the assignment by it of any Liabilities.

3.9 Indemnification of Directors and Officers. It is the parties’ intent that each of Enova and Parent, as applicable, shall be responsible for the costs and expenses incurred pursuant to any indemnification obligations to its current and former officers, directors, employees, and agents; provided, however, to the extent that a party’s current or former officer, director, employee, or agent shall receive indemnification or an advancement of funds from the other party (the party so indemnifying or advancing funds, the “advancing party”) pursuant to an indemnification obligation of the advancing party to such Person under its certificate of incorporation or bylaws, an employment agreement or otherwise, primarily relating to, arising out of, or resulting from the operation of the other party’s Business, then the advancing party shall be reimbursed promptly and in full by the other party. The parties agree that reimbursement pursuant to this Section 3.9 shall not be construed to expand or limit the parties’ respective indemnification rights and obligations under this Article III or to confer upon any Person any rights of indemnification.

3.10 Mitigation of Damages. The parties each agree to attempt to mitigate, and to cause each of the members of their respective Groups to attempt to mitigate, any Losses that such party may suffer as a consequence of any matter giving rise to a right to indemnification under this Article III by taking all actions which a reasonable Person would undertake to minimize or alleviate the amount of Losses and the consequences thereof, as if such Person would be required to suffer the entire amount of such Losses and the consequences thereof by itself, without recourse to any remedy against another Person, including pursuant to any right of indemnification hereunder.

ARTICLE IV

THE IPO AND ACTIONS PENDING THE IPO

4.1 Transactions Prior to the IPO. Subject to the conditions specified in Section 4.4, Parent and Enova shall use their reasonable best efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this Section 4.1 (to the extent not previously accomplished):

(a) Enova has filed the IPO Registration Statement, and shall use its reasonable best efforts to cause such IPO Registration Statement to become effective, including by filing such amendments thereto as may be necessary or appropriate, responding promptly to any comments of the Commission, and taking such other action with respect to the IPO Registration Statement as may be reasonably requested by Parent. Parent and Enova shall also cooperate in preparing, filing with the Commission, and causing to become effective a registration statement registering the Enova Common Stock under the Exchange Act, and any registration statement or amendments thereto which are required to reflect the establishment of, or amendments to, any employee benefit, and other plans necessary or appropriate in connection with the IPO, the Separation or the other transactions contemplated by this Agreement.

(b) Enova and Parent shall enter into an underwriting agreement with the Underwriters (the “Underwriting Agreement”), in form and substance reasonably satisfactory to Parent, and shall comply with its obligations thereunder.

(c) Parent and Enova shall consult with each other and the Underwriters regarding the timing, pricing, and other material matters with respect to the IPO, it being understood that decisions on such matters may be dictated by Parent in its sole discretion.

(d) Enova shall take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions other than the United States) in connection with the IPO.

(e) Enova shall prepare, file, and use reasonable best efforts to seek to make effective, an application for listing of the Enova Common Stock issued in the IPO on the NYSE, subject only to official notice of issuance and filing of customary final documentation.

4.2 Use of Proceeds. Enova shall use all of the net proceeds from the issuance and sale by Enova of Enova Common Stock in the IPO (after deduction of all expenses in connection with the IPO payable by Enova as provided in Section 6.11) to repay amounts owed to Parent or any member of the Parent Group under the Credit Agreement as set forth in the IPO Prospectus under the heading “Use of Proceeds.”

4.3 Cooperation for IPO. Enova shall consult with, and cooperate in all respects with, Parent in connection with the pricing and marketing, including any road show presentations, of the Enova Common Stock to be offered in the IPO. Enova shall, at Parent’s direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement. Notwithstanding anything to the contrary contained herein, as between Parent and Enova, Parent may in its sole discretion choose to terminate, abandon, or amend any aspect of the IPO at any time prior to the IPO Closing Date, and Enova promptly shall take all actions directed by Parent in that regard.

4.4 Conditions Precedent to Consummation of the IPO. The parties shall use their reasonable best efforts to satisfy the conditions listed below. The obligations of the parties to use their reasonable best efforts to consummate the IPO shall be conditioned on the satisfaction, or waiver by Parent, of the following conditions. The conditions set forth below are for the sole benefit of Parent and shall not give rise to or create any duty on the part of Parent or the Parent board of directors to waive or not waive any such condition.

(a) The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop order threatened or in effect with respect thereto.

(b) The applicable actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 4.1(d) shall have been taken and, where applicable, have become effective or been accepted.

(c) The Enova Common Stock to be issued in the IPO shall have been accepted for listing on the NYSE, subject only to official notice of issuance and filing of customary final documentation.

(d) Enova shall have entered into the Underwriting Agreement and all conditions to the obligations of Enova and the Underwriters shall have been satisfied or waived.

(e) Parent shall be satisfied, in its sole discretion, that following the IPO, Parent will own no less than 80% of Enova Common Stock.

(f) Any material Governmental Approvals necessary to consummate the IPO shall have been obtained and be in full force and effect.

(g) No order, injunction, or decree issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO or any of the other transactions contemplated by this Agreement or any Transaction Agreement shall be in effect.

(h) Such other actions as Parent hereto may, based upon the advice of the Underwriters, accountants, or counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

(i) This Agreement and all the Transaction Agreements shall have been executed and delivered and shall not have been terminated.

(j) No event shall have occurred making it inadvisable, in Parent’s sole discretion, to effect the IPO.

ARTICLE V

DISPUTE RESOLUTION; ARBITRATION

5.1 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or the Transactions Agreements, or the breach, termination or validity thereof (“Dispute”) which arises between the parties shall first be negotiated between appropriate senior executives of each party (excluding the chairman of the board and chief executive officer of each party) who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a party of notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as Confidential Information and subject to Privilege of each of Parent and Enova developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the parties.

(b) Binding Arbitration. If the senior executives are unable to resolve the Dispute within sixty (60) days from the Dispute Resolution Commencement Date, on the request of either party, the Dispute between the parties shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, or if the American Arbitration Association is unavailable, another nationally recognized commercial arbitration association selected by the parties (the “Association”), as in effect at the time of the Dispute, in Fort Worth, Texas. This agreement to arbitrate shall include claims for injunctive relief, as discussed further below.

(i) Procedure for Injunctive Relief. In the event a party seeks injunctive relief, the claim shall be administratively expedited by the Association, which shall appoint a single, neutral arbitrator for the limited purpose of deciding such claim. Such arbitrator shall be a qualified member of the State Bar of Texas in good standing, and preferably shall be a retired state or federal district judge. The single arbitrator shall decide the claim for injunctive relief immediately on hearing or receiving the parties’ submissions (unless, in the interests of justice, he must rule ex parte); provided, however, that the single arbitrator shall rule on such claims within 24 hours of submission of the claim to the Association. The single arbitrator’s ruling shall not extend beyond 14 calendar days and on application by the claimant, up to an additional 14 days following which, after a hearing on the claim for injunctive relief, a temporary injunction may issue pending the award. Any relief granted under this procedure for injunctive relief shall be specifically enforceable in the state district courts situated in Tarrant County, Texas, on an expedited, ex parte basis and shall not be the subject of any evidentiary hearing or further submission by either party, but the court, on application to enforce a temporary order, shall issue such orders as necessary to its enforcement.

(ii) Procedure after a Claim for Injunctive Relief or where no Claim for Injunctive Relief Is Made. The arbitrator shall be selected as follows: in the event the parties to the arbitration agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the parties to the arbitration do not so agree, each party shall select one independent, qualified arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator(s) are herein referred to as the “Panel.” Each party shall have the right to strike any individual arbitrator who shall be employed by or affiliated with a competing organization to such party.

(iii) Arbitration shall take place in Fort Worth, Texas, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost confidentiality; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator or the Panel (as the case may be) in confidence, available for inspection only by the parties and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence until such information shall become generally known. Subject to the restrictions contained in this Agreement, the arbitrator or the Panel (as the case may be) shall be able to award any and all relief, including relief of an equitable nature. The award rendered by the arbitrator or the Panel (as the case may be) may be enforceable in any court having jurisdiction thereof, provided such court is located in the venue prescribed by this Agreement.

(iv) Except as otherwise provided for herein, each party shall bear its own attorneys’ fees associated with the arbitration, as well as the costs of any witnesses or other evidence such party produces or causes to be produced, and other costs and expenses of the arbitration shall be borne as provided by the rules of the Association. The prevailing party in the resolution of any Dispute concerning this Agreement, any provision hereof or any actual or alleged breach hereof, shall be entitled to its reasonable attorneys’ fees, including investigation and costs of discovery, and other costs connected with the resolution of such Dispute, in addition to all other recovery or relief. The prevailing party shall be that party receiving substantially the relief sought or successfully defending substantially the position maintained in the Dispute, whether or not brought to final award or judgment.

(v) In addition to any other recovery or relief ordered pursuant hereto, the arbitrator or the Panel (as the case may be) may award either party all or part of its reasonable and necessary attorneys’ fees and all or part of its reasonable and necessary out of pocket costs incurred pursuant to the arbitration; provided, however, that the arbitrator or the Panel (as the case may be) shall not have the power to award punitive or exemplary damages, and any recovery, relief or award shall be subject to the limitations of remedy and liability recited elsewhere in this Agreement. In awarding fees and costs, if at all, the arbitrator or the Panel (as the case may be) shall endeavor to reach a just and fair result, considering among other possible factors, which party, if any, prevailed substantially in the Dispute (measured in terms of quantum of recovery successfully obtained or resisted). Except as required by Law, any such recovery, relief or award shall be kept confidential, except as necessary for the enforcement of same or as otherwise required by Law, and shall be final, binding, and conclusive on the parties.

(vi) The arbitration agreement of the parties set forth in this Section 5.1(b) shall be construed and performed in accordance with the laws of the State of Texas, without reference to Texas choice of law or conflicts of law rules.

(c) Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Transaction Agreement during the course of Dispute resolution pursuant to the provisions of this Section 5.1 with respect to all matters not subject to such Dispute.

ARTICLE VI

COVENANTS AND OTHER MATTERS

6.1 Other Agreements. In addition to the specific agreements, instruments, and other documents contemplated by this Agreement, Parent and Enova agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments, and other documents necessary in order to effect the purposes of this Agreement and the Transaction Agreements.

6.2 Further Instruments. At the request of either Parent or Enova following the Effective Date, and without further consideration, the other party will execute and deliver, and will cause the applicable members of its Group to execute and deliver, to the requesting party and the applicable members of its Group such other instruments of transfer, conveyance, assignment, substitution, and confirmation and take such action as the requesting party may reasonably deem necessary in order to more effectively transfer, convey, and assign to the requesting party and the members of its Group and confirm the requesting party’s and the members of its Group’s title to all of the assets, rights, and other items contemplated to be transferred to the requesting party and the members of its Group pursuant to and in connection with the Separation, this Agreement, the other Transaction Agreements, and any documents referred to therein, to put the requesting party and the members of its Group in actual possession and operating control thereof and to permit the requesting party and the members of its Group to exercise all rights with respect thereto (including rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained to the extent such consent is reasonably necessary). At the request of either Parent or Enova following the Effective Date, and without further consideration, the other party will execute and deliver, and will cause the applicable members of its Group to execute and deliver, to the requesting party and the applicable members of its Group all instruments, assumptions, novations, undertakings, substitutions, or other documents and take such other action as the requesting party may reasonably deem necessary in order to have the other party fully and unconditionally assume and discharge the Liabilities contemplated to be assumed by the other party under this Agreement, any Transaction Agreement, or any document in connection herewith and to relieve the Parent Group or the Enova Group, as applicable, of any liability or obligation with respect thereto and evidence the same to third parties. Furthermore, each party, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for the consummation of the Separation, the IPO and the other transactions contemplated hereby. Neither the requesting party nor the other party shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, reasonable attorneys’ fees, and recording or similar fees.

6.3 Provision of Corporate Records. As soon as practicable after the Effective Date, Parent shall use reasonable best efforts to deliver or cause to be delivered to Enova all Enova Books and Records in the possession of Parent or any member of the Parent Group not previously delivered to Enova, and Enova shall use reasonable best efforts to deliver or cause to be delivered to Parent all Parent Books and Records in the possession of Enova or any member of the Enova Group not previously delivered to Parent. The foregoing shall be limited by the following:

(a) To the extent any document (including computer files, as applicable) can be subdivided without unreasonable effort or cost into two portions, one of which constitutes an Enova Book and Record and the other of which constitutes a Parent Book and Record, such document (including computer files, as applicable) shall be so subdivided and the appropriate portions shall be delivered to the parties.

(b) In the case of this Section 6.3, “reasonable best efforts” shall require only deliveries of (i) specific books and records or a reasonably limited class of items requested by the other party and (ii) specific books and records identified by a party in the ordinary course of business and determined by such party to be material to the other party’s business.

(c) Each party may retain copies of books and records delivered to the other, subject to holding in confidence in accordance with Section 6.9 Information contained in such books and records and in such a manner consistent with the retention of the other party’s books and records prior to the Effective Date.

(d) Each party may in good faith refuse to furnish any books and records under this Section 6.3 if it reasonably believes in good faith that doing so could materially adversely affect its ability to successfully assert a claim of Privilege.

(e) No party shall be required to deliver to the other parties books and records or portions thereof which are subject to any Law or confidentiality agreements which would by their terms prohibit such delivery; provided, however, that if requested by the other party, such party shall use reasonable best efforts to seek a waiver of, or other relief from, such confidentiality restriction.

(f) Nothing in this Section 6.3 shall affect the rights and obligations of any party to the Tax Sharing Agreement with respect to the sharing of information related to Taxes.

(g) Prior to a Deconsolidation Event, Parent may retain such Enova Books and Records as it reasonably requires, in its sole discretion, to comply with the terms of, and satisfy its obligations under, the Transaction Agreements.

6.4 Agreement for Exchange of Information.

(a) Each of Parent and Enova agrees to provide, or cause to be provided, to each other as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs: (i) to comply with reporting, disclosure, filing, or other requirements imposed on the requesting party (including under applicable securities laws) by Law or by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any regulatory, judicial, or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, subpoena, or other similar requirements, (iii) to comply with its obligations under this Agreement or any Transaction Agreement, or (iv) in connection with its ongoing businesses as it relates to the conduct of such businesses, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement, or waive any Privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

(b) After the Effective Date, notwithstanding the parties’ rights and obligations in Sections 6.5.1, 6.5.2 and 6.5.3 hereof and subject to the Transition Services Agreement, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its tax, reporting, accounting, audit, and other obligations in compliance with all applicable Law and stock exchange requirements, and (ii) each party shall provide, or cause to be provided, to the other party and the applicable members of its Group in such form as such requesting party shall reasonably request, at no charge to the requesting party, all financial and other data and information as the requesting party reasonably determines to be necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

(c) Any Information owned by a party that is provided to a requesting party pursuant to this Section 6.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

(d) To facilitate the possible exchange of Information pursuant to this Section 6.4 and other provisions of this Agreement after the Effective Date, each party agrees to use reasonable best efforts to retain all Information in its respective possession or control substantially in accordance with its respective record retention policies as in effect on the Effective Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Effective Date, Enova may amend its record retention policies at Enova’s discretion; provided, however, that if Enova desires to effect the amendment within three years after the Effective Date, Enova must give Parent 30 days prior written notice of such change in the policy. No party will destroy, or permit any member of its Group to destroy, any Information that exists on the Effective Date (other than Information that is permitted to be destroyed under the Parent record retention policy in effect as of the Effective Date or the Enova record retention policy in effect as of the date hereof) without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

(e) Each party will use its reasonable best efforts to ensure that Information provided to the other party hereunder is accurate and complete; provided, however, no party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 6.4 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable best efforts by such party to comply with the provisions of Section 6.4(d).

(f) The rights and obligations granted under this Section 6.4 are subject to any specific limitations, qualifications, or additional provisions on the sharing, exchange, or confidential treatment of Information set forth in this Agreement and any Transaction Agreement.

(g) Each party shall, except in the case of a Dispute subject to Article V brought by one party against another party (which shall be governed by such discovery rules as may be applicable under Article V or otherwise), use reasonable best efforts to make available to each other party, upon written request, the former, current, and future directors, officers, employees, other personnel, and agents of such party as witnesses and any books, records, or other documents within its control or which it otherwise has the ability to make available, to the extent that any such Person (giving consideration to business demands of such directors, officers, employees, other personnel, and agents) or books, records, or other documents may reasonably be required by the other party in connection with any regulatory, judicial, legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such regulatory, judicial, legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith, upon the presentation of witnesses therefor; provided, that witnesses shall be made available under this Section 6.4(g) without cost other than reimbursement of actual out-of-pocket expenses and reasonable attorneys’ fees and expenses incurred.

6.5.1 Financial Information Prior to a Deconsolidation Event. Effective on the IPO Closing Date and for so long as Parent beneficially owns more than 50% of the total voting power of all classes of then outstanding capital stock of Enova entitled to vote generally in the election of directors (“Enova Voting Stock”), each party agrees that:

(a) Disclosure of Financial Controls.

(i) Enova shall (and shall cause each other member of the Enova Group to) maintain effective disclosure controls and procedures and internal control over financial reporting in compliance with Exchange Act Rule 13a-15 promulgated under the Exchange Act and in accordance with such other requirements as reasonably determined by Parent.

(ii) Enova shall cause each of its principal executive and principal financial officers to (A) sign and deliver certifications to its periodic reports and shall include the certifications in its periodic reports, as and when required pursuant to Exchange Act Rule 13a-14 and Item 601 of Regulation S-K and in any similar or successor rule to the extent applicable to Parent and (B) sign and deliver to Parent certification and representation documents, and orally discuss related matters, with respect to its periodic reports, in a manner substantially similar to the parties’ practice in the periods prior to the Effective Date. Such certification and representation documents shall be delivered by Enova to Parent no later than earlier to occur of (x) five (5) Business Days prior to the date on which Parent has notified Enova that Parent intends to file its periodic report with the Commission, or (y) five (5) Business Days prior to the date on which Enova is required to file its periodic report with the Commission.

(iii) Enova shall cause its management to evaluate its disclosure controls and procedures and internal control over financial reporting (including any change in internal control over financial reporting) as and when required pursuant to Exchange Act Rule 13a-15 and in any similar or successor rule and in accordance with such other requirements as determined by Parent.

(iv) Without limiting the general application of the foregoing, Enova shall (and shall cause each other member of the Enova Group to) maintain internal systems and procedures which provide reasonable assurance that (A) Enova’s financial statements are reliable and timely prepared in accordance with GAAP and applicable Law, (B) all transactions of members of the Enova Group are recorded as necessary to permit the preparation of Enova’s and Parent financial statements, (C) the receipts and expenditures of members of the Enova Group are authorized at the appropriate level within Enova and in accordance with such other requirements as determined by Parent, and (D) unauthorized use or disposition of the assets of any member of the Enova Group that could have a material effect on Enova’s financial statements is prevented or detected in a timely manner.

(b) Monthly Financial Statements. For the month including the Effective Date and for each month thereafter through the month in which a Deconsolidation Event occurs, Enova shall remain on common financial systems and deliver to Parent final trial balances for each legal entity within the Enova Group on the seventh Business Day after the month-end being reported. All of the financial information described in the preceding sentence shall be prepared in accordance with GAAP and the policies and procedures defined by the Parent.

(c) Financial Reporting.

(i) As soon as practicable, and in any event no later than the earlier of (x) five (5) Business Days prior to the date on which Enova is required to file a Form 10–Q or other document containing its quarterly financial statements with the Commission and (y) five (5) Business Days prior to the date on which Parent has notified Enova that Parent intends to file its Form 10–Q or other document containing quarterly financial statements of Parent with the Commission, Enova shall deliver to Parent its Form 10–Q, in substantially final form; provided, that Enova may continue to revise its Form 10-Q prior to the filing thereof in order to make corrections and changes, which corrections and changes shall be delivered by Enova to Parent as soon as practicable; provided, further, that Parent and Enova financial or legal representatives shall actively consult with each other regarding any changes (whether or not substantive) that Enova may consider making to its Form 10–Q, with particular focus on any changes that would have an effect upon the financial statements or related disclosures of Parent and filing deadlines applicable to Parent and Enova. Changes made after the earlier of the dates described in the preceding sentence must be approved by Parent.

(ii) As soon as practicable, and in any event no later than the earlier of (x) five Business Days prior to the date on which Enova is required to file a Form 10–K or other document containing its annual financial statements with the Commission and (y) five (5) Business Days prior to the date on which Parent has notified Enova that Parent intends to file its Form 10–K or other document containing annual financial statements of Parent with the Commission, Enova shall deliver to Parent its Form 10–K, in substantially final form; provided, that Enova may continue to revise its Form 10-K prior to the filing thereof in order to make corrections and changes, which corrections and changes shall be delivered by Enova to Parent as soon as practicable; provided, further, that Parent and Enova financial or legal representatives shall actively consult with each other regarding any changes (whether or not substantive) that Enova may consider making to its Form 10–K, with particular focus on any changes that would have an effect upon the financial statements or related disclosures of Parent and filing deadlines applicable to Parent and Enova. Changes made after the earlier of the dates described in the preceding sentence must be approved by Parent.

(iv) In addition to the foregoing and subject to applicable Law, no financial statement or any other document that refers to or contains information not previously publicly disclosed with respect to Parent or the ownership of Enova by Parent, the Transaction Agreements, or the Separation shall be filed with the Commission or otherwise made public by any Enova Group member without the prior written consent of Parent.

(v) Notwithstanding anything to the contrary in this Section 6.5.1, Enova shall file its quarterly and annual financial statements with the Commission on the same date that Parent files the Parent quarterly and annual financial statements with the Commission unless otherwise required by applicable Law, or as may otherwise be specifically agreed to by the parties hereto.

6.5.2 Financial Information Following a Deconsolidation Event. Following a Deconsolidation Event and for so long as Parent beneficially owns at least 10% of the total voting power of all classes of then outstanding Enova Voting Stock, each party agrees that:

(a) Disclosure of Financial Controls.

(i) Enova shall (and shall cause each other member of the Enova Group to) maintain effective disclosure controls and procedures and internal control over financial reporting in compliance with Exchange Act Rule 13a-15 promulgated under the Exchange Act and in any similar or successor rule to the extent applicable to Parent.

(ii) Enova shall cause each of its principal executive and principal financial officers to (A) sign and deliver certifications to its periodic reports and shall include the certifications in its periodic reports, as and when required pursuant to Exchange Act Rule 13a-14 and Item 601 of Regulation S-K and in any similar or successor rule to the extent applicable to Parent and (B) sign and deliver to Parent certification and representation documents, and orally discuss related matters, with respect to its periodic reports, in a manner substantially similar to the parties’ practice in the periods prior to the Effective Date. Such certification and representation documents shall be delivered by Enova to Parent no later than the earlier of (x) four (4) Business Days prior to the date Enova publicly files its periodic report with the Commission or otherwise makes such financial statements publicly available or (y) four Business Days prior to the date on which Parent has notified Enova that Parent intends to file its periodic report with the Commission.

(iii) Enova shall cause its management to evaluate its disclosure controls and procedures and internal control over financial reporting (including any change in internal control over financial reporting) as and when required pursuant to Exchange Act Rule 13a-15 and in any similar or successor rule to the extent applicable to Parent.

(iv) Without limiting the general application of the foregoing, Enova shall (and shall cause each other member of the Enova Group to) maintain internal systems and procedures which provide reasonable assurance that (A) Enova’s financial statements are reliable and timely prepared in accordance with GAAP and applicable Law, (B) all transactions of members of the Enova Group are recorded as necessary to permit the preparation of Enova’s financial statements, (C) the receipts and expenditures of members of the Enova Group are authorized at the appropriate level within Enova, and (D) unauthorized use or disposition of the assets of any member of the Enova Group that could have a material effect on Enova’s financial statements is prevented or detected in a timely manner.

(b) Monthly Financial Statements. Enova shall deliver to Parent final consolidated month-end balance sheets, statements of operations, and statements of cash flows as well as a consolidated statement of stockholders’ equity for the Enova Group as of and for such period and balance sheets and statements of operations for each business reporting unit of the Enova Group that is included in the consolidated financial statements, as the case may be, as of and for such period, in such format and detail as Parent may reasonably request. All of the financial statements described in the preceding sentence shall be prepared in accordance with GAAP and Rule 1-02(bb) and Article 10 of Regulation S–X and in accordance with any similar or successor rules to the extent applicable to Parent, and shall be delivered by Enova to Parent no later than 10 Business Days after the month-end being reported.

(c) Financial Reporting.

(i) As soon as practicable, and in any event no later than 10 Business Days after the quarter-end being reported, Enova shall deliver to Parent (i) the information required in Rule 1-02(bb) and Article 10 of Regulation S-X, and (ii) the consent described in Section 6.6(f) below. As soon as practicable, and in any event no later than 12 Business Days after the quarter-end being reported, Enova shall deliver to Parent final consolidated balance sheets, statements of operations, and statements of cash flows as well as a consolidated statement of stockholders’ equity for the Enova Group as of and for the quarter and year-to-date ended and balance sheets and statements of operations for each business reporting unit of the Enova Group that is included in the consolidated financial statements, as the case may be, as of and for the quarter and year-to-date ended, in such format and detail as Parent may reasonably request. All of the financial statements described in the preceding sentence shall be stated in United States dollars, shall be prepared in accordance with GAAP and Article 10 of Regulation S–X and in accordance with any similar or successor rule to the extent applicable to Parent.

(ii) As soon as practicable, and in any event no later than 10 Business Days after the year-end being reported, Enova shall deliver to Parent the information required in Rule 1-02(bb) and Article 10 of Regulation S-X. As soon as practicable, and in any event no later than 12 Business Days after the year-end being reported, Enova shall deliver to Parent final consolidated balance sheets, statements of operations, and statements of cash flows as well as a consolidated statement of stockholders’ equity for the Enova Group as of and for the year ended and balance sheets and statements of operations for each business reporting unit of the Enova Group that is included in the consolidated financial statements, as the case may be, as of and for the year-to-date ended, in such format and detail as Parent may reasonably request. All of the financial statements described in the preceding sentence shall be stated in United States dollars, shall be prepared in accordance with GAAP and Article 10 of Regulation S–X and in accordance with any similar or successor rule to the extent applicable to Parent.

(iii) As soon as practicable, and in any event no later than the earlier of (x) five Business Days prior to the date on which Enova is required to file a Form 10–K or other document containing its annual financial statements with the Commission and (y) five Business Days prior to the date on which Parent has notified Enova that Parent intends to file its Form 10–K or other document containing annual financial statements of Parent with the Commission, Enova shall deliver to Parent its Form 10–K, in substantially final form; provided, further, that Enova may continue to revise such Form 10–K prior to the filing thereof in order to make corrections and changes, which corrections and changes shall be delivered by Enova to Parent as soon as practicable, and in any event within eight hours after they are made; provided, further, that Parent and Enova financial or legal representatives shall actively consult with each other regarding any changes (whether or not substantive) that Enova may consider making to its Form 10–K up until the earlier of (x) five Business Days prior to the date on which Enova is required to file a Form 10–K or other document containing its annual financial statements with the Commission and (y) three Business Days prior to the date on which Parent has notified Enova that Parent intends to file its Form 10–K or other document containing annual financial statements of Parent with the Commission, with particular focus on any changes that would have an effect upon the financial statements or related disclosures of Parent. Changes made after the earlier of the dates described in the preceding sentence must be approved by Parent.

(iv) In addition to the foregoing and subject to applicable Law, no financial statement or any other document that refers to or contains information not previously publicly disclosed with respect to Parent or the ownership of Enova by Parent, the Transaction Agreements, or the Separation shall be filed with the Commission or otherwise made public by any Enova Group member without the prior written consent of Parent.

(v) Notwithstanding anything to the contrary in this Section 6.5.2, Enova shall file its annual financial statements with the Commission on the same date that Parent files the Parent annual financial statements with the Commission unless otherwise required by applicable Law.

(d) Enova Reports Generally. Enova shall deliver to Parent: (i) preliminary and substantially final drafts, as soon as the same are prepared, of (x) all reports, notices, and proxy and information statements to be sent or made available by Enova to its stockholders, (y) all regular, periodic and other reports to be filed or furnished under Sections 13, 14 and 15 of the Exchange Act, and (z) all registration statements and prospectuses to be filed by Enova with the Commission or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange ((x), (y) and (z) collectively, the “Enova Public Documents”), and (ii) as soon as practicable, but in no event later than four Business Days (other than with respect to 8-Ks) prior to the earliest of the dates on which the same are printed, sent, or filed, current drafts of all such Enova Public Documents and, with respect to 8-Ks, as soon as practicable, but in no event later than two Business Days prior to the earliest of the dates on which the same are printed, sent, or filed in the case of planned 8-Ks and as soon as practicable, but in no event less than four hours prior to the earliest of the times on which the same are printed, sent, or filed (or, for 8-Ks to be filed before noon, in no event later than 5:00 p.m. Fort Worth, Texas time on the previous Business Day) in the case of unplanned 8-Ks, with such notice to be provided to Parent’s legal representative with confirmation of receipt; provided, however, that Enova may continue to revise such Enova Public Documents prior to the filing thereof in order to make corrections and changes, which corrections and changes shall be delivered by Enova to Parent as soon as practicable, and in any event within eight hours after they are made; provided, further, that Parent and Enova financial and/or legal representatives shall actively consult with each other regarding any changes (whether or not substantive) Enova may consider making to any of its Enova Public Documents and related disclosures prior to any anticipated filing with the Commission, with particular focus on any changes that would have an effect upon the financial statements or related disclosures of Parent. In addition to the foregoing and subject to applicable Law, no Enova Public Document or any other document that refers to or contains information not previously publicly disclosed with respect to the ownership of Enova by Parent, the Transaction Agreements, or the Separation shall be filed with the Commission or otherwise made public by any Enova Group member without the prior written consent of Parent.

(e) Other Information. With reasonable promptness, Enova shall deliver to Parent such additional financial and other information and data with respect to the Enova Group and their business, properties, financial positions, results of operations, and prospects as from time to time may be reasonably requested by Parent.

6.5.3 Other Financial Matters. Effective on the IPO Closing Date and for so long as Parent beneficially owns at least 10% of the total voting power of all classes of then outstanding Enova Voting Stock, each party agrees that:

(a) Fiscal Year. Enova shall (and shall cause each member of the Enova Group to) maintain a fiscal year that commences and ends on the same calendar days as the fiscal year of Parent commences and ends, and to maintain monthly accounting periods that commence and end on the same calendar days as the monthly accounting periods of Parent commence and end.

(b) Press Releases and Similar Information. Enova and Parent shall consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and shall give each other than opportunity to review the information therein relating to the Enova Group and to comment thereon. Enova shall make reasonable efforts to issue its annual and quarterly earnings releases at least one (1) calendar day prior to the date that Parent issues its annual and quarterly earnings releases.

(c) Cooperation on Parent’s Filings. Enova shall cooperate fully, and shall use reasonable best efforts to cause its auditors to cooperate fully, with Parent, to the extent reasonably requested by Parent, in the preparation of Parent public earnings or other press releases, Quarterly Reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, Current Reports on Form 8-K, and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Parent with the Commission or any national securities exchange or otherwise made publicly available by or on behalf of Parent (collectively, the “Parent Public Filings”). Enova shall provide to Parent all information Parent reasonably requests in connection with any Parent Public Filings or that, in the judgment of legal advisors to Parent, is required to be disclosed or incorporated by reference therein under applicable Law. Enova shall provide such information in a timely manner on the dates requested by Parent (which may be earlier than the dates on which Enova otherwise would be required hereunder to have such information available) to enable Parent to prepare, print, and release all Parent Public Filings on such dates as Parent shall determine. If and to the extent requested by Parent, Enova shall diligently and promptly review all drafts of such Parent Public Filings and consult with Parent in a diligent and timely fashion in the preparation of the disclosures of any portion of such Parent Public Filing pertaining to Enova. Prior to any printing or public release of any Parent Public Filing, an appropriate executive officer of Enova shall, if requested by Parent, certify for and on behalf of Enova that the information relating to any Enova Group member or the Enova Business in such Parent Public Filing is accurate, true, complete, and correct in all material respects. Unless otherwise required by applicable Law, Enova shall not publicly release any financial or other information that conflicts with the information with respect to any Enova Group member or the Enova Business that is included in any Parent Public Filing without Parent’s prior written consent. Prior to the release or filing thereof, Parent shall provide Enova with a draft of any portion of a Parent Public Filing containing information relating to the Enova Group and shall give Enova a reasonable opportunity to review such information and comment thereon; provided, however, that Parent shall determine in its sole and absolute discretion the final form and content of all Parent Public Filings.

6.6 Auditors and Audits; Annual and Quarterly Statements and Accounting. Each party agrees that, following the Effective Date, if and for so long as Parent is required to account for its investment in Enova using the equity method of accounting and to not continue to consolidate Enova’s results of operations with Parent’s consolidated results of operations, in each case as may be determined by Parent in its sole discretion:

(a) Selection of Auditor. At all times, Enova shall retain a nationally recognized accounting firm to serve as its independent certified public accountants for purposes of providing an opinion on Enova’s consolidated financial statements (the “Enova Auditors”).

(b) Date of Auditor’s Opinion and Annual and Quarterly Reviews. Enova shall use reasonable best efforts to enable the Enova Auditors to complete their audit such that they will date their opinion on Enova’s audited annual financial statements prior to or on the same date that Parent’s Auditors date their opinion on Parent’s audited annual financial statements, and to enable Parent to meet its timetable for the printing, filing, and public dissemination of Parent’s annual financial statements, including press releases relating to earnings information. Enova shall use reasonable best efforts to enable the Enova Auditors to complete their annual and quarterly review procedures such that they will provide clearance on Enova’s annual and quarterly financial statements on the same date that Parent’s Auditors provide clearance on Parent’s annual and quarterly financial statements, and to enable Parent to meet its timetable for the printing, filing, and public dissemination of Parent’s annual and quarterly financial statements, including press releases relating to earnings information.

(c) Information for Preparation of Financial Statements. Enova shall provide to Parent on a timely basis all Information that Parent reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Parent’s annual, quarterly, and periodic financial statements, including press releases relating to earnings information. Without limiting the generality of the foregoing, Enova will provide all required financial information with respect to the Enova Group to the Enova Auditors in a sufficient and reasonable time and in sufficient detail to permit the Enova Auditors to take all steps and perform all reviews necessary to provide sufficient assurance to Parent’s Auditors with respect to Information to be included or contained in Parent’s annual, quarterly, and periodic financial statements, including press releases relating to earnings information. Similarly, Parent shall provide to Enova on a timely basis all Information that Enova reasonably requires to meet its schedule for the preparation, printing, filing and public dissemination of Enova’s annual, quarterly, and periodic financial statements, including press releases relating to earnings information. Without limiting the generality of the foregoing, Parent will provide all required financial Information with respect to the Parent Group to Parent’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Parent’s Auditors to take all steps and perform all reviews necessary to provide sufficient assurance to the Enova Auditors with respect to Information to be included or contained in Enova’s annual, quarterly, and periodic financial statements, including press releases relating to earnings information.

(d) Access to Auditors and Work Papers. Enova shall authorize the Enova Auditors to make available to Parent’s Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Enova and work papers related to such audits and reviews of Enova, in all cases within a reasonable time prior to the Enova Auditors’ opinion date, so that Parent’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Enova Auditors as it relates to Parent’s Auditors’ report on Parent’s financial statements, all within sufficient time to enable Parent to meet its timetable for the printing, filing, and public dissemination of Parent’s annual and quarterly financial statements, including press releases relating to earnings information.

(e) Comfort Letters. Upon Parent’s request, Enova shall use reasonable best efforts to cause to be delivered “comfort letters” of the Enova Auditors with regard to Enova’s financial statements, dated as of the pricing dates and the closing date(s) and addressed to the underwriters, in any offering of securities by Parent or any member of the Parent Group for which such comfort letters are required by underwriters. Such “comfort letters” shall be in form reasonably satisfactory to Parent and customary in scope and substance for “comfort letters” delivered by independent public accountants in connection with public securities offerings.

(f) Auditor Consents. Enova shall use reasonable best efforts to cause the Enova Auditors to consent to the inclusion of their report in, and to be named in, Parent’s filings with the Commission with respect to any such information as is customary for such consents.

6.7 Assignment to Parent Transferee. Parent may transfer all or any portion of its rights under Sections 6.4, 6.5.1, 6.5.2, 6.5.3, and 6.6 to a Parent Transferee that is required to consolidate the results of operations and financial position of Enova and any other member of the Enova Group or to account for its investment in Enova under the equity method of accounting (in either case, determined in accordance with GAAP and consistent with Commission reporting requirements). Parent shall give written notice to Enova of its transfer of rights under this Section 6.7 no later than 30 days after Parent enters into a binding agreement for such transfer of rights. Such notice shall state the name and address of the Parent Transferee and the scope of rights being transferred under this Section 6.7. In connection with any such transfer, the term “Parent” as used in Sections 6.4, 6.5.1, 6.5.2, 6.5.3, and 6.6 shall, where appropriate to give effect to the assignment of rights and obligations hereunder to such Parent Transferee, be deemed to refer to such Parent Transferee. Parent and any Parent Transferee may exercise the rights under Sections 6.4, 6.5.1, 6.5.2, 6.5.3, and 6.6 in such priority, as among themselves, as they shall agree upon among themselves, and Enova shall observe any such agreement of which it shall have notice as provided above.

6.8 Preservation of Legal Privileges.

(a) Parent and Enova recognize that the members of their respective Groups possess and will possess information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege or work product exemption and other concepts of legal protection (“Privilege”). Each party recognizes that they shall be jointly entitled to the Privilege with respect to such privileged information and that each shall be entitled to maintain, preserve, and assert for its own benefit all such information and advice, but both parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other party’s interest. To that end, no party will knowingly waive or compromise any Privilege associated with such information and advice without the prior written consent of the other party. In the event that privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

(b) The rights and obligations created by this Section 6.8 shall apply to all information relating to the Enova Business as to which, but for the Separation, either party would have been entitled to assert or did assert the protection of a Privilege, including (i) any and all information generated prior to the Effective Date but which, after the Separation, is in the possession of either party and (ii) all information generated, received, or arising after the Effective Date that refers to or relates to information described in the preceding clause (i).

(c) Upon receipt by either party of any subpoena, discovery, or other request that may call for the production or disclosure of information that is the subject of a Privilege, or if a party obtains knowledge that any current or former employee of a party has received any subpoena, discovery, or other request that may call for the production or disclosure of such information, such party shall provide the other party a reasonable opportunity to review the information and to assert any rights it may have under this Section 6.8 or otherwise to prevent the production or disclosure of such information. Absent receipt of written consent from the other party to the production or disclosure of information that may be covered by a Privilege, each party agrees that it will not produce or disclose any information that may be covered by a Privilege unless a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

6.9 Confidentiality.

(a) Until the date that is five years from the date hereof, Parent and Enova shall hold and shall cause the members of the Parent Group and the Enova Group, respectively, to hold, and shall each cause their respective directors, officers, members, managers, partners, employees, agents, consultants, and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein); provided, that the parties may disclose, or may permit disclosure of, Confidential Information: (i) to their respective auditors, attorneys, financial advisors, bankers, and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, Parent or Enova, as the case may be, will be responsible or (ii) to the extent any member of the Parent Group or the Enova Group is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of Law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, Parent or Enova, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the party being compelled to disclose the Confidential Information shall furnish or cause to be furnished only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 6.9, “Confidential Information” shall mean all proprietary, technical, financial, customer, employee or operational Information of one party which, prior to or following the Effective Date, has been disclosed by Parent or members of the Parent Group, on the one hand, or Enova or members of the Enova Group, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to any provision of this Agreement (except to the extent that such Confidential Information can be shown to have been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources by the party to which it was furnished; provided, however, in the case of (ii) that such sources did not provide such Confidential Information in breach of any confidentiality obligations).

(b) Notwithstanding anything to the contrary set forth herein, (i) Parent and the other members of the Parent Group, on the one hand, and Enova and the other members of the Enova Group, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between Parent or any other member of the Parent Group, or Enova or any other members of the Enova Group, on the one hand, and any employee of Parent or any other member of the Parent Group, or Enova or any other members of the Enova Group, on the other hand, shall remain in full force and effect. Confidential Information of Parent or any other member of the Parent Group, on the one hand, or Enova or any other member of the Enova Group, on the other hand, in the possession of and used by the other as of the Effective Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the Parent Business or the Enova Business, as the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 6.9(a). Such continued right to use the Confidential Information may not be transferred to any third party unless the third party purchases all or substantially all of the business and assets in which the relevant Confidential Information is used or employed in one transaction or in a series or related transactions. In the event that such right to use the Confidential Information is transferred in accordance with the preceding sentence, the transferring party shall not disclose the source of the relevant Confidential Information.

6.10 Compliance with Laws and Policies.

(a) Effective on the IPO Closing Date and for so long as Parent beneficially owns at least 10% of the total voting power of all classes of then outstanding capital stock of Enova entitled to vote generally in the election of directors, Enova shall comply with all Law and all of its legal internal policies and procedures; provided, however, that nothing contained herein shall require compliance with policies that, in the opinion of counsel to Enova, do not comply with then applicable Law.

(b) Each party hereby acknowledges that it is aware that Parent is, and following the consummation of the IPO, Enova will be, a company subject to the reporting requirements of the Exchange Act and that the laws of the United States and other applicable securities laws restrict persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. In addition, each party hereby acknowledges that unauthorized disclosure of such material non-public information may be in violation of the securities laws, including Regulation FD as promulgated by the Commission, and other applicable laws or regulations. Each party hereby agrees that, during the term of this Agreement, it will not directly or indirectly offer to sell or purchase, sell, purchase or contract to sell or purchase any shares of capital stock or other securities of the other party or any securities convertible into or exchangeable or exercisable for, or that represent the right to receive, such other party’s capital stock, whether now owned or hereinafter acquired, owned directly by such party or with respect to which such party has beneficial ownership within the rules and regulations of the Commission, while such party is in possession of material non-public information of the other party.

6.11 Payment of Expenses. Each of Enova and Parent shall pay all underwriting fees, discounts and commissions it incurs in connection with the IPO. On the IPO Closing Date, Enova shall reimburse Parent for all costs (including third party costs) incurred by Parent related to the IPO prior to such date other than underwriting fees, discounts and commissions incurred by Parent, if any, in connection with the IPO.

6.12 Risk Management. For the period from the IPO Closing Date until the termination of the Transition Services Agreement, Parent will manage Enova’s risk management matters relating to its hedging and derivatives programs, transactions, agreements, and arrangements.

6.13 Other Covenants. So long as Parent beneficially owns at least 10% of the total Enova Voting Stock:

(a) Parent’s Rights as Stockholder. Enova shall not, without the prior written consent of Parent (which Parent may withhold in its sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action (including making or failing to make any election under the law of any state or other relevant jurisdiction) that has the effect, directly or indirectly, of restricting or limiting the ability of Parent freely to sell, transfer, assign, pledge, or otherwise dispose of shares of Enova Common Stock or would restrict or limit the rights of any transferee of Parent as a holder of shares of Enova Common Stock other than with respect to that certain Lock-Up Agreement by Parent in favor of the Underwriters in connection with the Underwriting Agreement. Without limiting the generality of the foregoing, Enova shall not, without the prior written consent of Parent (which Parent may withhold in its sole and absolute discretion), take any action, or recommend to its shareholders any action, which would limit the legal rights of, or deny any benefit to, Parent as an Enova stockholder either (i) solely as a result of the amount of Enova Voting Stock owned by Parent or (ii) in a manner not applicable to holders of Enova Voting Stock generally.

(b) Compliance with Parent’s Contracts. To the extent that Parent is a party to any contract providing that certain actions or inactions of affiliates of Parent (which for purposes of such contract includes any member of the Enova Group) may result in Parent being in breach of or in default under such contract (provided, that Parent will use reasonable best efforts to exclude the actions or inactions of members of the Enova Group from any such contract entered into after the Effective Date), and Parent has advised Enova of the existence, and has furnished Enova with copies, of such contract (or the relevant portions thereof), Enova shall not take or fail to take, as applicable, and Enova shall cause the other members of the Enova Group not to take or fail to take, as applicable, any actions that reasonably could result in Parent being in breach of or in default under such contract. The parties acknowledge and agree that Parent may in good faith enter into additional contracts or amendments to existing contracts; providing, that certain actions or inactions of subsidiaries or affiliates of Parent (including, for purposes of such contracts or amendments, members of the Enova Group) may result in Parent being in breach of, or in default under, such contracts. In such event, provided, that Parent has notified, and obtained the written consent of Enova if such additional contracts or amendments would have a material effect on Enova’s business, of such additional contracts or amendments, Enova shall not thereafter take or fail to take, as applicable, and Enova shall cause the other members of the Enova Group not to take or fail to take, as applicable, any actions that reasonably could result in Parent being in breach of or in default under such additional contracts or amendments. Parent acknowledges and agrees that Enova shall not be deemed in breach of this Section 6.13(b) to the extent that, prior to being notified by Parent of an additional contract or an amendment to an existing Contract pursuant to this Section 6.13(b), an Enova Group member already has taken or failed to take one or more actions that would otherwise constitute a breach of this Section 6.13(b) had such action(s) or inaction(s) occurred after such notification, provided, that Enova does not, after notification by Parent, take any further action or fail to take any action that contributes further to such breach or default.

6.14 Parent Guarantees. To the extent that any member of the Parent Group has guaranteed any Liabilities of any member of the Enova Group, with respect to any such guarantee that is not so released, Enova (for itself and on behalf of all of its Group members) acknowledges that no Parent Group member will have any obligation after the Effective Date to agree to any further amendments, restatements, extensions, or other modifications of such guarantee or of any Liability guaranteed thereby. As soon as practicable following a Deconsolidation Event, Enova will (and will cause its other Group members to) use its reasonable best efforts to cause the beneficiaries of such guarantees to release such Parent Group member therefrom.

6.15 Non-Solicitation of Employees.

(a) Parent No Hire. For a period of two years from the IPO Closing Date, Parent agrees not to, without Enova’s consent, (i) solicit, recruit, or hire any employees, independent contractors, or officers of the Enova Group who have worked for or been contracted to the Enova Business immediately prior to the IPO Closing Date and who are employed full-time by Enova or a member of the Enova Group immediately after the IPO Closing Date or (ii) solicit or encourage any current employee or independent contractor of the Enova Group who has worked full-time for the Enova Business to leave the employment of Enova or a member of the Enova Group. Nothing in this Section 6.15 shall prevent or restrict Parent or any member of the Parent Group from employing any individual who responds to a general solicitation for employment made by or on behalf of Parent or any member of the Parent Group that is not specifically directed at employees, independent contractors, or officers of Enova who have worked in the Enova Business or any individual who, after the IPO Closing Date, initiates contact with Parent or any member of the Parent Group for purposes of seeking employment.

(b) Enova No Hire. For a period of two years from the IPO Closing Date, Enova agrees not to, without Parent’s consent, (i) solicit, recruit, or hire any employees, independent contractors, or officers of the Parent Group who have worked for or been contracted to the Parent Business immediately prior to the IPO Closing Date and who are employed full-time by Parent or a member of the Parent Group immediately after the IPO Closing Date or (ii) solicit or encourage any current employee or independent contractor of the Parent Group who has worked full-time for the Parent Business to leave the employment of Parent or a member of the Parent Group. Nothing in this Section 6.15 shall prevent or restrict Enova or any member of the Enova Group from employing any individual who responds to a general solicitation for employment made by or on behalf of Enova or any member of the Enova Group that is not specifically directed at employees, independent contractors, or officers of Parent who have worked in the Parent Business or any individual who, after the IPO Closing Date, initiates contact with Enova or any member of the Enova Group for purposes of seeking employment.

ARTICLE VII

INSURANCE

7.1 Insurance Policies and Rights.

(a) To the extent permitted under the terms of any applicable Insurance Policy, without limiting the availability of subrogation rights as an Indemnifying Party under Section 3.5(f), the assets of Enova shall include any and all rights of an insured party, including rights of indemnity and the right to be defended by or at the expense of the insurer, and to receive Insurance Proceeds with respect to all Insured Enova Claims under any Insurance Policies. Parent, with assistance from the Enova Group, shall be solely responsible for any and all premiums, deductibles, self-insured retentions, retrospective premiums, claims handling, and other charges owed under the Insurance Policies with respect to the coverage provided for Insured Enova Claims; provided, however, Enova shall reimburse Parent for its share of all such premiums, deductibles, retentions and other charges described herein within fifteen (15) days following Enova’s receipt of any invoice for such charges, with such invoice to contain reasonable supporting documentation evidencing Enova’s share of all such charges.

(b) To the extent permitted under the terms of any applicable Insurance Policy, without limiting the availability of subrogation rights as an Indemnifying Party under Section 3.5(f), the assets of Parent shall include any and all rights of an insured party, including rights of indemnity and the right to be defended by or at the expense of the insurer, and to receive Insurance Proceeds under any Insurance Policies other than the rights under any Insurance Policies which are solely assets of Enova. The Parent Group shall be solely responsible for any and all premiums, deductibles, self-insured retentions, retrospective premiums, claims handling, and other charges owed under the Insurance Policies with respect to the coverage provided for Insured Claims other than Insured Enova Claims.

(c) Nothing in this Agreement is intended to relieve any insurer of any Liability under any Insurance Policy.

7.2 Administration and Reserves. Consistent with the provisions of Article III, from and after the Effective Date:

(a) Parent shall be responsible for (i) Insurance Administration of the Insurance Policies with respect to any liabilities of any member of the Parent Group, any assets of the Parent Group or any claims as to which the Parent Group has retained rights of reimbursement or subrogation pursuant to this Agreement or any Transaction Agreement; and (ii) Claims Administration with respect to any liabilities of any member of the Parent Group, any assets of the Parent Group, or any claims as to which the Parent Group has retained rights of reimbursement or subrogation pursuant to this Agreement or any Transaction Agreement. It is understood that the retention of the Insurance Policies by Parent is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim or any other rights under the Insurance Policies, including claims of Enova and any of its operations, subsidiaries, and affiliates for insurance coverage, reimbursement, subrogation, or otherwise.

(b) Parent shall be responsible for (i) Insurance Administration of the Insurance Policies which insure the Enova Group only and (ii) Claims Administration with respect to any liabilities of any member of the Enova Group, any assets of the Enova Group, or any claims as to which the Enova Group has rights of reimbursement or subrogation pursuant to this Agreement or any Transaction Agreement.

(c) The parties shall cooperate with regards to Insurance Administration, and shall share material information concerning such matters so that both the Enova Group and the Parent Group are aware on a continuing basis of remaining aggregate limits of coverage, deductible payments, retrospective premium payments, and other material matters relevant to continued dealings with insurers providing coverage for Liabilities of both Groups.

(d) Nothing in this Agreement shall be construed or deemed to affect in any way the right of Parent to obtain and administer future insurance policies or to enter into future indemnification agreements with third parties on whatever terms it believes to be advisable, including the entry into insurance policies covering Parent and its subsidiaries.

(e) Nothing in this Agreement shall be construed or deemed to affect in any way the right of Enova to obtain and administer future insurance policies or to enter into future indemnification agreements with third parties on whatever terms it believes to be advisable, including the entry into insurance policies covering Enova and its subsidiaries; provided, however, in no event shall Enova obtain and administer any such insurance policies or indemnification agreements without Parent’s prior written consent, which consent, if given, may include such conditions as Parent may require.

7.3 Allocation of Insurance Proceeds; Cooperation. Except as otherwise provided in Section 3.4, the parties shall use reasonable best efforts to ensure that Insurance Proceeds received with respect to claims, costs, and expenses under the Insurance Policies shall be paid to Parent with respect to Parent Liabilities and to Enova with respect to the Enova Liabilities.

7.4 Reimbursement of Expenses. Enova shall reimburse the relevant insurer or the relevant third party administrator or Parent, as appropriate, to the extent required under any Insurance Policy or Claims Handling Agreement for any services performed after the Effective Date with respect to any and all Insured Enova Claims which are not Parent Liabilities which are paid, settled, adjusted, defended, and/or otherwise handled by such insurer, third party administrator or Parent pursuant to the terms and conditions of such Insurance Policy or Claims Handling Agreement.

7.5 No Reduction of Coverage. Except for reduction in coverage resulting from submission and payment of claims, no party shall take any action to eliminate or reduce coverage available to the other parties under any Insurance Policy or Claims Handling Agreement for any claims without the prior written consent of the other parties (which shall not be unreasonably withheld or delayed).

7.6 D&O and Fiduciary Liability. Each of the Parent Group and the Enova Group shall obtain its own directors’ and officers’ policies to cover claims relating to acts or omissions occurring on or after such date that the IPO Registration Statement is declared effective by the Commission. Enova’s coverages hereunder will be in such amounts and have such coverages as are commercially reasonable for public companies of the size, scope and business nature of Enova.

ARTICLE VIII

MISCELLANEOUS

8.1 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, provincial, territorial, local, or foreign law shall be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to any contract or agreement (including schedules, exhibits, and other attachments thereto), including this Agreement, shall be deemed also to refer to such contract or agreement as amended, restated, or otherwise modified, unless the context requires otherwise. The words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context requires otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Where this Agreement states that a party “will” or “shall” perform in some manner or otherwise act or omit to act, it means that such party is legally obligated to do so in accordance with this Agreement. The captions, titles, and headings included in this Agreement are for convenience only and do not affect this Agreement’s construction or interpretation. Any reference to an Article or Section in this Agreement shall refer to an Article or Section of this Agreement, unless the context otherwise requires. This Agreement is for the sole benefit of the parties (and, solely for purposes of Article III, the Parent Indemnitees and the Enova Indemnitees) and does not, and is not intended to, confer any rights or remedies in favor of any Person (including any insurer, employee, director or shareholder of Parent or any insurer, employee, director or shareholder of Enova) other than the parties.

8.2 Conflicts with Other Transaction Agreements. To the extent any portion of this Agreement conflicts, or is inconsistent, with any other Transaction Agreement, this Agreement shall control; provided, however, that if there are any conflicting or inconsistent provisions in (i) the Tax Sharing Agreement, the Tax Sharing Agreement shall control, and (ii) the Employee Matters Agreement with respect to employee and employee benefit matters, the Employee Matters Agreement shall control.

8.3 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY TRANSACTION AGREEMENT, IN NO EVENT SHALL ANY MEMBER OF THE PARENT GROUP OR THE ENOVA GROUP OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AND EMPLOYEES BE LIABLE TO ANY OTHER MEMBER OF THE PARENT GROUP OR THE ENOVA GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR PUNITIVE DAMAGES, OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY TRANSACTION AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT.

8.4 Assignment. Except as set forth herein, no party shall assign, transfer, or otherwise alienate any or all of its rights or interest under this Agreement without the express prior written consent of the other parties, which consent may be granted or withheld in such other parties’ sole discretion. Any attempted transfer in violation of the previous sentence shall be invalid and ineffective ab initio.

8.5 Entire Agreement. This Agreement and the other Transaction Agreements, and the exhibits and schedules referenced or attached hereto or thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede (a) all prior oral or written proposals or agreements, (b) all contemporaneous oral proposals or agreements, and (c) all previous negotiations and all other communications or understandings between the parties, in each case with respect to the subject matter hereof and thereof.

8.6 Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile or other generally accepted means of electronic transmission, or mail (with postage prepaid), to the following addresses:

(a)	If to Enova to:

Enova International, Inc.

200 West Jackson Blvd., Suite 2400

Chicago, Illinois 60606

Attn: General Counsel

Fax: (312) 212-1657

(b)	If to Parent, to:

Cash America International, Inc.

1600 West 7th Street

Fort Worth, Texas 76102

Attn: General Counsel

Fax: (817) 570-1647

or to such other addresses or telecopy numbers as may be specified by like notice to the other party.

8.7 Governing Law. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of Texas, excluding its conflict of laws rules.

8.8 Termination. This Agreement may be terminated at any time prior to the Effective Date by and in the sole discretion of Parent without the approval of Enova.

8.9 Severability. If any term or other provision of this Agreement shall be determined by a court, Governmental Authority, or arbitrator to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal, or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable Law.

8.10 Amendment. This Agreement may only be amended by a written agreement executed by all the parties.

8.11 Guarantees. Parent will cause to be performed and hereby guarantees the performance of any and all actions of each of the members of the Parent Group to the extent such actions are necessary or appropriate to effectuate the provisions of this Agreement. Enova will cause to be performed and hereby guarantees the performance of any and all actions of each of the members of the Enova Group to the extent such actions are necessary or appropriate to effectuate the provisions of this Agreement.

8.12 Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original and all of which, when taken together, will constitute one and the same agreement. Any signature affixed to this Agreement by a party hereto may be delivered by such party to the other party via electronic or facsimile transmission and any party’s signature affixed to this Agreement that is delivered to the other party via an electronic or facsimile transmission shall be treated as an original signature to this Agreement and will constitute an original counterpart of this Agreement.

8.13 Authority. Each party represents to the other parties that (a) it has the corporate power and authority to execute, deliver, and perform this Agreement, (b) the execution, delivery, and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and general equity principles.

8.14 Binding Effect. This Agreement and each other Transaction Agreement binds and benefits the parties and their respective successors and permitted assigns. Other than those Persons entitled to indemnity under Article III, there are no third party beneficiaries having rights under or with respect to this Agreement.

8.15 Waiver. A provision of this Agreement or any other Transaction Agreement may be waived only by a writing signed by the party intended to be bound by the waiver. A party is not prevented from enforcing any right, remedy, or condition in the party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion. Any enumeration of a party’s rights and remedies in this Agreement or any other Transaction Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by Law and include any rights and remedies authorized in Law or in equity.

8.16 Further Assurances. From time to time, each party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as any party may reasonably require to carry out the terms of this Agreement.

8.17 Effect if IPO Does Not Occur. If the IPO is terminated pursuant to the Underwriting Agreement, then all actions and events that are, under this Agreement, to be taken or occur effective as of the IPO Effective Date, or otherwise in connection with the IPO, will not be taken or occur except to the extent specifically agreed otherwise by the parties hereto.

[Signature page follows.]

WHEREFORE, the parties have signed this Separation Agreement effective as of the date first set forth above.

CASH AMERICA INTERNATIONAL, INC.

By:
Name:
Title:

ENOVA INTERNATIONAL, INC.

By:
Name:
Title: